                                                                   EXHIBIT 10.27


                          LOAN AND SECURITY AGREEMENT


     THIS LOAN AND SECURITY AGREEMENT (the "Agreement"), entered into as of June 12, 1997, by and among PREMIER BANCSHARES, INC., a Georgia corporation (the "Holding Company"), PREMIER LENDING CORPORATION, a Georgia corporation ("Premier Lending"), ALLIANCE FINANCE, INC., a Georgia corporation ("Alliance Finance," and, together with the Holding Company and Premier Lending, each a "Borrower" and collectively the "Borrowers"), and THE BANKERS BANK, a Georgia banking corporation (the "Lender").

     On the date hereof the Holding Company is borrowing $5,600,000 from the Lender (the "Term Loan"), which will be evidenced by the Term Note, Premier Lending is borrowing $8,000,000 from the Lender for use in its commercial finance division (the "Commercial Finance Line"), which will be evidenced by the Commercial Finance Note, Premier Lending is borrowing $4,000,000 from the Lender for use as working capital (the "Premier Line"), which will be evidenced by the Premier Note, and Alliance Finance is borrowing $3,000,000 from the Lender for use in its personal finance business (the "Personal Finance Line"), which will be evidenced by the Personal Finance Note. The Term Loan, the Commercial Finance Line, the Premier Line and the Personal Finance Line are collectively referred to herein as the "Loans," and the Term Note, the Commercial Finance Note, the Premier Note and the Personal Finance Note are collectively referred to herein as the "Notes." The Loans refinance certain existing loans of the Borrowers with the Bank. The Lender is willing to make each of the Loans to the respective Borrower thereof on the terms and conditions described below. The Borrowers and Lender agree that the payment and performance of all obligations relating to the Loans will be secured in part through the pledge to the Lender of all the issued and outstanding shares of capital stock owned or hereafter acquired by the Holding Company (the "Stock") in Premier Bank, a Georgia banking corporation having its main office at 63 Barrett Parkway, Marietta, Georgia 30066 ("Premier Bank"), Premier Bank, FSB, a federal savings bank having its main office at 4900 Ross Road, Acworth, Georgia 30101 ("Premier FSB"), The Central and Southern Bank of Georgia, a Georgia banking corporation having its main office at 150 Greene Street, Milledgeville, Georgia 31061 ("Central Bank"), and Premier Lending. In addition, the Personal Finance Note will be secured by all of the accounts receivable of Alliance Finance, and the Holding Company will guarantee the repayment of the Commercial Finance Note, the Premier Note and the Personal Finance Note pursuant to the Guarantee Agreement of even date herewith by and between the Holding Company and the Lender. Certain capitalized terms used in this Agreement are defined in Section 22 of this Agreement.

     In consideration of the premises and the mutual agreements and representations in this Agreement, the Lender and the Borrowers agree as follows:

     1.   SECURITY INTERESTS.
          ------------------

     (a) The Holding Company hereby unconditionally grants and assigns to the Lender and its successors and assigns a continuing security interest in and security title to the Stock. The Holding Company hereby delivers to the Lender all of its right, title and interest in and to the Stock, together with certificates representing the Stock and stock powers endorsed in blank, as security for (i) all obligations of the Borrowers to the Lender hereunder, and
(ii) payment and performance of all obligations of the Borrowers to the Lender under the Notes and the Guarantee Agreement, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. If the Holding Company receives, for any reason whatsoever, any additional shares of the capital stock of Premier Bank, Premier FSB, Central Bank or Premier Lending, such shares shall thereupon constitute Stock to be held by the Lender under the terms of this Agreement and the Holding Company shall immediately deliver such shares to the Lender, together with stock powers endorsed in blank by the Holding Company. Beneficial ownership of the Stock, including all voting, consensual and dividend rights, shall remain in the Holding Company until the occurrence of a Default.

     (b) If, prior to repayment in full of the Loan, the aggregate book value of the Stock becomes less than $40,000,000, the Borrowers shall promptly deliver to the Lender on demand additional collateral of a type and value acceptable to the Lender (and the Lender's judgment in valuing same shall be conclusive) so that the sum of the value of such additional collateral plus the aggregate book value of the Stock is equal to or in excess of $40,000,000. The Borrowers shall also execute any security documents the Lender may request to evidence and perfect the Lender's rights in such additional collateral. If at any time such additional collateral is no longer required pursuant to this Section 1(b), the Lender shall release its security interest in such additional collateral upon the request of the Borrowers.

     (c) Alliance Finance hereby grants to the Lender a present and continuing security interest in and security title to all of Alliance Finance's accounts, contract rights, chattel paper, instruments, drafts and general intangibles of every kind and description, now existing or hereafter acquired including, without limitation, all lending accounts receivable of Alliance Finance and all proceeds of any of the foregoing (all such items being hereinafter referred to as the "Personal Receivables").

     2.   REPRESENTATIONS AND WARRANTIES.  The Borrowers jointly and severally
          ------------------------------
represent and warrant to the Lender as follows:

          (a) Each Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia and is qualified to do business in all jurisdictions where such qualification is necessary. The Holding Company is registered as a bank holding company with the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. The chief executive office and the principal place of business (where their records are kept) of Alliance Finance are located at 63 Barrett Parkway, Marietta, Georgia 30066. The chief executive office and the principal place of business (where its records are kept) of the Holding Company and Premier Lending are located at 2180 Atlanta

Plaza, 950 East Paces Ferry Road, Atlanta, Georgia 30326. The U.S. employer identification numbers of the Holding Company, Premier Lending and Alliance Finance are 58-1793778, 58-2170746, and 58-1904927, respectively.

          (b) Premier Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Holding Company owns all of the issued and outstanding capital stock of Premier Bank (consisting of 352,000 shares) and there are no outstanding options, warrants or other rights which can be converted into shares of capital stock of Premier Bank. Premier Bank has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

          (c) Premier FSB is a federal savings bank duly organized, validly existing, and in good standing under the laws of the United States. The Holding Company owns all of the issued and outstanding capital stock of Premier FSB (consisting of 320,550 shares) and there are no outstanding options, warrants or other rights which can be converted into shares of capital stock of Premier FSB. Premier FSB has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

          (d) Central Bank is a banking corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. The Holding Company will, as of the consummation of the Central Merger, as defined below, own all of the issued and outstanding capital stock of Central Bank (consisting of 240,000 shares) and there are no outstanding options, warrants or other rights which can be converted into shares of capital stock of Central Bank. Central Bank has all requisite corporate power and authority and possesses all licenses, permits and authorizations necessary for it to own its properties and conduct its business as presently conducted.

          (e) The only Subsidiaries of the Holding Company are Premier Bank, Premier FSB, Alliance Finance, and Premier Lending and, subject to the consummation of the merger of Central and Southern Holding Company ("Central Holding") with and into the Holding Company (the "Central Merger"), Central Bank and the Central and Southern Bank of North Georgia, Greensboro, Georgia ("Central Greensboro").

          (f) Each financial statement of a Borrower or any Subsidiary thereof which has been delivered to the Lender presents fairly the financial condition of such Borrower or Subsidiary as of the date indicated therein and the results of its operations for the periods shown therein. There has been no material adverse change, either existing or threatened, in the financial condition or operations of any Borrower or Subsidiary thereof since the date of such financial statement.

          (g) Each Borrower has full power and authority to execute and perform the Financing Documents to which it is a party. The execution, delivery, and performance by each Borrower of the Financing Documents (i) have been duly authorized by all requisite action by such Borrower, (ii) do not violate any provision of law, and (iii) do not result in a breach of or constitute a default under any agreement or other instrument to which such Borrower or any Subsidiary thereof is a party or by which such Borrower or any Subsidiary thereof is bound. Each of the Financing Documents constitutes the legal, valid, and binding obligation of the Borrower or Borrowers which are a party thereto, enforceable in accordance with its terms.

          (h) Except for the security interest created by this Agreement and as provided in that certain Shareholders Agreement dated November 10, 1994, by and among Alliance Finance, Charles William Milton and the Holding Company (the "Alliance Finance Shareholders Agreement") and subject, as to the outstanding stock of Central Bank (the "Central Stock"), to the consummation of the Central Merger, the Holding Company owns the Stock free and clear of all liens, charges, and encumbrances. The Stock is duly issued, fully paid and non-assessable, and, except as provided in the Alliance Finance Shareholder Agreement and subject, as to the Central Stock, to the consummation of the Central Merger, the Holding Company has the unencumbered right to pledge the Stock.

          (i) Except for the security interest created by this Agreement, Alliance Finance owns the Personal Receivables free and clear of all liens, charges, and encumbrances, and has the unencumbered right to pledge the Personal Receivables. Each Personal Receivable represents a valid and legally enforceable indebtedness based upon an actual and bona fide transaction in the ordinary course of Alliance Finance's business which has been finally accepted by the obligor thereon and for which such obligor is unconditionally liable to make payment of the amount stated in each instrument or document evidencing the Personal Receivables in accordance with the terms thereof, without offset, defense or counterclaim. All statements made and all unpaid balances appearing in instruments or documents evidencing each Personal Receivable are true and correct and are in all respects what they purport to be, all signatures and endorsements that appear thereon are genuine, and all signatories and endorsers have full capacity to contract. To the knowledge of the Borrowers, each obligor on a Personal Receivable is solvent and financially able to pay in full said Personal Receivable as and when it matures.

          (j) There is no action, arbitration, or other proceeding at law or in equity, or by or before any court, agency, or arbitrator, nor is there any judgment, order, or other decree pending, anticipated, or threatened against any Borrower or any Subsidiary thereof or against any of their properties or assets which might have a material adverse effect on such Borrower or Subsidiary, or their respective properties or assets, or which might call into question the validity or enforceability of the Financing Documents, or which might involve the alleged violation by such Borrower or any Subsidiary of any law, rule or regulation.

          (k) No consent or other authorization or filing with or of any governmental authority or other public body on the part of any Borrower or any Subsidiary thereof is required in connection with such Borrower's execution, delivery, or performance of the Financing Documents to which it is a party or, if required, all such prerequisites have been fully satisfied.

          (l) None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds of the Loans) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, or any regulations issued pursuant thereto.

          (m) The following are attached as exhibits hereto: true, correct and complete copies of (i) the articles of incorporation or charter of each Borrower and each Bank Subsidiary other than Central Greensboro as in effect as of the date here (as certified as of a recent date by the Georgia Secretary of State or the Office of Thrift Supervision, as applicable); (ii) certificates of existence for each Borrower and each Bank Subsidiary issued as of a recent date by the Georgia Secretary of State or the Office of Thrift Supervision, as applicable,
(iii) the bylaws of each Borrower in effect immediately prior to the adoption of the resolutions referred to below (which such bylaws have been in full force and effect at all times and have not been further altered or amended from the adoption of such resolutions through the date hereof); (iv) the bylaws of each Bank Subsidiary as of the date hereof; (v) resolutions (the "Resolutions") of the Board of Directors of each Borrower duly adopted at a meeting duly called and held on the date indicated thereon. A quorum for the transaction of business was present and acting throughout the meetings at which the Resolutions were adopted, and the Resolutions have been since adoption and are now in full force and effect and have not been modified in any respect. There have been no further amendments or other documents affecting or altering the articles of incorporation or charter of any Borrower or Bank Subsidiary since the date of the certifications referred to above through the date hereof, and each Borrower and Bank Subsidiary has remained in valid existence under the laws of Georgia or the United States, as applicable, since such dates.

     3.   AFFIRMATIVE COVENANTS.  Each Borrower agrees that so long as any of
          ---------------------
the Notes are outstanding or this Agreement is in effect:

          (a) Such Borrower shall promptly furnish to the Lender: (i) not later than 120 days after the end of each fiscal year, audited consolidated financial statements of the Holding Company prepared in accordance with generally accepted accounting principles ("GAAP") and certified by an independent accounting firm acceptable to the Lender; (ii) not later than 45 days after each of the first three quarters of each fiscal year, unaudited consolidated financial statements of the Borrower, prepared in accordance with GAAP (subject to changes resulting from normal year-end adjustments) and certified by the chief financial officer of the Borrower; (iii) not later than 30 days after the end of each of the first three quarters of each year, copies of the Report of Condition and the Report of Income and Dividends of each of the Bank Subsidiaries; (iv) immediately after the occurrence of a material adverse change in the business, properties, condition, management, or prospects (financial or otherwise) of the Borrower or any Subsidiary thereof, including, without limitation, imposition of any letter agreement, memorandum of understanding, cease and desist order, or other similar regulatory action involving the Borrower or any Subsidiary thereof, a statement of the Borrower's chief executive officer or chief financial officer setting forth in reasonable detail such change and the action which the Borrower or any Subsidiary thereof proposes to take with respect thereto; and (v) from time to time upon request of the Lender, such other reasonable information relating to the operations, business, condition, management, properties, or prospects of the Borrower or any Subsidiary thereof as the Lender may request (including meetings with the Borrower's or Subsidiary's executive officers).

          (b) Such Borrower and each Subsidiary thereof shall punctually pay and discharge all taxes, assessments and other governmental charges or levies imposed upon it or upon its income or upon any of its property.

          (c) Such Borrower and each Subsidiary thereof shall comply in all material respects with all requirements of constitutions, statutes, rules, regulations, and orders and all orders and decrees of courts and arbitrators applicable to it or its properties.

          (d) Such Borrower shall immediately notify the Lender of any significant change in executive management or any change in the beneficial ownership of the Borrower's stock by any officer, director or 25% or greater shareholder of the Borrower which involves 5% or more of the outstanding shares of such stock.

          (e) To the maximum extent permitted by applicable law, and provided that the Lender's correspondent services are available and competitively priced, the Holding Company shall cause each of the Bank Subsidiaries to maintain the Lender as its primary correspondent. The Holding Company will or will cause one of the Bank Subsidiaries to be a shareholder of Community Financial Services, Inc., the holding company for the Lender.

     4.   NEGATIVE COVENANTS.  The Holding Company agrees that so long as any of
          ------------------
the Notes are outstanding or this Agreement is in effect:

          (a) The Holding Company shall not permit its Capital during the term of this Agreement to be less than $35,000,000.

          (b) The Holding Company shall not permit the ratio of Tier 1 Capital to average total assets (the Tier 1 Leverage Ratio) of the Holding Company or any of the Bank Subsidiaries as of the end of any fiscal year to be less than 6.0%.

          (c) The Holding Company shall not permit the Total Risk - Based Capital Ratio or the Holding Company or any of the Bank Subsidiaries as of the end of any fiscal quarter during the term of this Agreement to be less than 9.5%.

          (d) The Holding Company shall not, and shall not permit any of the Bank Subsidiaries to, fail to comply with any minimum capital requirement imposed by any of their federal or state regulators.

          (e) The Holding Company shall not permit its Weighted Average Return on Assets for each fiscal year to be less than 0.60%.

          (f) The Holding Company shall not permit the allowance for loan and lease losses of any of the Bank Subsidiaries to be less than 1.00% of its gross loans (exclusive of permanent mortgage loans secured by single family residences) for each fiscal quarter.

          (g) The Holding Company shall not permit any of the Bank Subsidiaries to maintain an Assessment Risk Classification other than either (i) Group 1, Subgroup A; (ii) Group 1, Subgroup B; or (iii) Group 2, Subgroup A.

          (h) The Holding Company shall not receive a composite BOPEC rating, and shall not permit any of the Bank Subsidiaries to receive a composite CAMELS rating, from any of their respective regulators, other than two or better.

          (i) The Holding Company shall not incur or permit to exist any indebtedness or liability for borrowed money in an aggregate in excess of $500,000.00 other than to the Lender or a wholly-owned Subsidiary of the Borrower without prior Lender approval, except that this covenant shall not apply to (i) the assumption of not more than $1,600,000 of indebtedness in connection with the Central Merger which such indebtedness shall be refinanced by the Term Loan and (ii) deposits, repurchase agreements, federal funds borrowings, Federal Home Loan Bank advances, mortgage warehouse lines, subordinated debt, overdrafts, and other transactions entered into by a Subsidiary in the ordinary course of its business.

          (j) The Holding Company shall not, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any notes, obligations, or other indebtedness of any other Person (other than a Subsidiary) except in connection with the depositing of checks in the normal and ordinary course of business.

          (k) Except for (i) the proposed purchase and assumption by Premier Bank of substantially all of the assets and liabilities of Premier FSB and the proposed subsequent sale of Premier FSB and its remaining assets and liabilities to a third party (the "Premier Reorganization") and (ii) the consummation of the Central Merger, the Holding Company shall not, nor permit any Subsidiary to, transfer all or substantially all of its assets to or consolidate or merge with any other insured financial institution (other than another Subsidiary), or acquire all or substantially all of the properties or capital stock of any other insured financial institution (other than another Subsidiary) without the Lender's prior written consent, which consent shall not be unreasonably withheld.

          (l) The Holding Company shall not permit any Subsidiary to issue, sell or otherwise dispose or part with control of any shares of any class of its stock (other than directors' qualifying shares) except to the Holding Company or a wholly-owned Subsidiary of the Holding Company.

          (m) The Holding Company shall not sell or otherwise dispose or part with control of any of the Stock or any other securities or indebtedness of any Subsidiary, and the Holding Company shall not pledge or otherwise transfer or grant a security interest in any of the capital stock or other securities of any of its Subsidiaries; provided, however, that the Holding Company may sell its interest in Alliance Finance in a transaction which does not result in the recognition of a loss on the sale provided that all outstanding amounts due under the Personal Finance Line are first paid in full and the balance due under the Personal Finance Line remains zero (such transaction being referred to herein as a "Qualifying Alliance Sale").

          (n) No Borrower shall pay any dividend or make any other distribution on its capital stock if any Loan is in default or if such action would, directly or with the delivery of notice or passage of time, result in a Default.

     5.   ADVANCES UNDER THE LOAN.  Subject to the terms and conditions of this
          -----------------------
Agreement, the Lender will advance the principal balance of the Term Loan to the Holding Company upon execution and delivery of this Agreement and will advance to Premier Lending or Alliance Finance, as applicable, the principal amounts of the Commercial Finance Line, the Premier Line and the Personal Finance Line, in a series of advances as requested from time to time by the applicable Borrower. Each such advance will reduce the remaining commitment to lend under the applicable line of credit, but repayments of advances shall permit the Borrower to receive a re-advance of such funds; provided however, no advance or re-advance shall be made after June 30, 1998.

          (a) The Lender shall not be obligated to make any advance under any of the Loans to a Borrower unless:

               (i) All representations and warranties of the Borrowers contained in this Agreement or the Notes shall be true in all material respects on and as of the date of each advance of the Loan.

               (ii) Each Borrower and each Subsidiary shall have performed in all material respects all their agreements and obligations required by the Financing Documents.

               (iii) No material adverse change shall have occurred in any Borrower's or any Subsidiary's condition (financial or otherwise), or in the business, properties, assets, liabilities, prospects, or management of any Borrower or any Subsidiary since the date of this Agreement.

               (iv) No Default or event which, with the giving of notice or passage of time (or both), would constitute a Default under the terms of this Agreement shall have occurred.

               (v) All other matters incidental to the Loans shall be satisfactory to the Lender.

          (b) In addition to the conditions to any advance under any of the Loans to a Borrower set forth in (a) above:

               (i) The Lender shall not be obligated to make any advance under the Term Loan prior to the consummation of the Central Merger if following such advance the outstanding principal balance of the Term Loan would exceed $4,000,000.

               (ii) The Lender shall not be obligated to make any advance under the Commercial Finance Line prior to the consummation of the Central Merger if following such advance the outstanding principal balance of the Commercial Finance Line would exceed $4,000,000.

               (iii) The Lender shall not be obligated to make any advance under any of the Loans prior to such time as the Lender has obtained commitments from respondent banks to purchase $15,600,000 in participations in the Loans if following such advance the aggregate outstanding principal balance of the Loans would exceed $18,600,000.

               (iv) The Lender shall not be obligated to make any advances under the Personal Finance Line following the consummation of a Qualifying Alliance Sale.

     6.   DEFAULT.  A "Default" shall exist if any of the following occurs:
          -------

          (a) Failure of any Borrower punctually to make any payment of any amount payable, whether principal or interest or other amount, on any of the Liabilities, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration, or otherwise, if such failure is not remedied within 10 days after notice of the default is sent from the Lender to the Borrower.

          (b) Any statement, representation, or warranty of any Borrower made in any of the Financing Documents or at any time furnished by or on behalf of the Borrower to the Lender shall be false or misleading in any material respect as of the date made.

          (c) Failure of any Borrower punctually and fully to comply with any of the covenants in Section 4 of this Agreement or any of the other covenants set forth in this Agreement if such failure is not remedied within 15 days after notice of the default is sent from the Lender to the Borrower.

          (d) The occurrence of a default under any other agreement to which any Borrower and the Lender are parties or under any other instrument executed by any Borrower in favor of the Lender.

          (e) If any Borrower or Subsidiary becomes insolvent as defined in the Georgia Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by any Borrower or Subsidiary seeking dissolution of any Borrower or such Subsidiary or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if any Borrower or Subsidiary commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by any Borrower or any Subsidiary for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by any Borrower or Subsidiary seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

          (f) Any action is brought against any Borrower or Subsidiary seeking dissolution of such Borrower or Subsidiary or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property, and such action is consented to or acquiesced in by such Borrower or Subsidiary or is not dismissed within 30 days of the date upon which it was instituted; or any proceeding under the Federal Bankruptcy Code is instituted against any Borrower or Subsidiary and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by the Borrower or such Subsidiary or is not dismissed within 30 days of the date upon which it was instituted; or any reorganization or arrangement proceeding is instituted against any Borrower or Subsidiary for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by such Borrower or Subsidiary or is not dismissed within 30 days of the date upon which it was instituted; or any action or petition is otherwise brought against any Borrower or Subsidiary seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by such Borrower or Subsidiary or is not dismissed within 30 days of the date upon which it was brought.

          (g) Any Borrower or Subsidiary is in default (or an event has occurred which, with the giving of notice or passage of time, or both, will cause any Borrower or Subsidiary to be in default) on indebtedness to another Person, and the amount of such indebtedness exceeds $100,000 or the acceleration of the maturity of such indebtedness would have a material adverse effect upon such Borrower or Subsidiary.

          (h) Any other material adverse change occurs in any Borrower's financial condition or means or ability to pay the Liabilities.

          (i) Any cease and desist or other order has been threatened, noticed, or entered against the Holding Company or any Subsidiary by any bank or bank holding company regulatory agency or body, or the Holding Company or any Subsidiary enters into any form of memorandum of understanding, plan of corrective action, or letter agreement with any such regulatory agency or body, or any other regulatory enforcement action is taken against the Holding Company or any Subsidiary relating to the capitalization, management, or operation of the Holding Company or any Subsidiary.

          (j) Any Borrower or Subsidiary is indicted or convicted or pleads guilty or nolo contendere to any charge that such Borrower or Subsidiary has
          ---- ----------
violated any drug, controlled substances, money laundering, currency reporting, racketeering, or racketeering-influenced-and-corrupt-organization statute or regulations other forfeiture statute.

          (k) Except as contemplated in the Premier Reorganization and subject to the consummation of the Central Merger, the Holding Company ceases to own 100% of the issued and outstanding capital stock of Premier Bank, Premier FSB, Central Bank or Premier Lending or, unless a Qualifying Alliance Sale is consummated, 80% of the issued and outstanding capital stock of Alliance Finance, or ceases to control any other Bank Subsidiary.

     7.   REMEDIES UPON DEFAULT.  Upon the occurrence of a Default, the Lender
          ---------------------
shall be entitled, without limitation, to exercise the following rights at any time and from time to time, which the Borrowers hereby agree to be commercially reasonable:

          (a) declare any of the Liabilities due and payable, whereupon they immediately will become due and payable (notwithstanding any provisions to the contrary, and without presentment, demand, notice or protest of any kind);

          (b) (i) receive all amounts payable in respect of the Collateral otherwise payable to the Borrowers; (ii) settle all accounts, claims, and controversies relating to the Collateral; (iii) transfer all or any part of the Collateral into the Lender's or any nominee's name; and (iv) execute all agreements and other instruments; bring, defend and abandon all actions and other proceedings; and take all actions in relation to the Collateral as the Lender in its sole discretion may determine;

          (c) enforce the payment of the Stock and exercise all of the rights, powers and remedies of the Holding Company thereunder, including the exercise of all voting rights and other ownership or consensual rights of the Stock (but the Lender is not hereby obligated to exercise such rights), and in connection therewith the Holding Company hereby appoints the Lender to be the Holding Company's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Lender deems advisable for or against all matters submitted to a vote of shareholders, and such power-of-attorney is coupled with an interest and irrevocable;

          (d) subject to the terms and conditions of the Alliance Finance Shareholders Agreement, sell, assign and deliver, or grant options to purchase, all or any part of or interest in the Collateral in one or more parcels, at any public or private sale at any exchange, any of the Lender's offices, or elsewhere, without demand of performance, advertisement, or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby expressly and irrevocably waived by the Borrowers), for cash, on credit, or for other property, for immediate or future delivery without any assumption of credit risk, and for such price and on such terms as the Lender in its sole discretion may determine; the Borrowers agree that to the extent that notice of sale shall be required by law that at least five business days' notice to the relevant Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; the Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given; the Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was so adjourned; the Borrowers hereby waive and release to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshaling the Collateral and any other security for the Loans or otherwise; at any such sale, unless prohibited by applicable law, the Lender may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption; and the Lender shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

          (e) appoint and dismiss managers or other agents for any of the purposes mentioned in the foregoing provisions of this Section 7, all as the Lender in its sole discretion may determine; and

          (f) generally, take all such other action as the Lender in its sole discretion may determine as incidental or conducive to any of the matters or powers mentioned in this Section 7 and which the Lender may or can do lawfully and use the name of any of the Borrowers for such purposes and in any proceedings arising therefrom.

     8.   APPLICATION OF PROCEEDS.  The proceeds of the public or private sale
          -----------------------
or other disposition of any Collateral hereunder shall be applied to (i) the costs incurred in connection with the sale, expressly including, without limitation, any costs under Section 11(a) hereof; (ii) any unpaid interest which may have accrued on any obligations secured hereby; (iii) any unpaid principal on any obligations secured hereby; and (iv) damages incurred by the Lender by reason of any breach secured against hereby, in such order as the Lender may determine, and any remaining proceeds shall be paid over to the relevant Borrower or others as by law provided. If the proceeds of the sale or other disposition of the Stock are insufficient to pay all such amounts, the Borrower shall remain liable to the Lender for the deficiency.

     9.   ADDITIONAL RIGHTS OF SECURED PARTIES.  In addition to its other rights
          ------------------------------------
and privileges under this Agreement, the Lender may exercise from time to time any and all other rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to the Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral. The Borrowers shall pay all of the reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing its rights under this Agreement.

     10.  RETURN OF COLLATERAL TO BORROWER.  Upon payment in full of all
          --------------------------------
principal and interest on the Notes and full performance by the Borrowers of all covenants and other obligations under this Agreement, the Lender shall (i) return to the Holding Company all of the then remaining Stock and all rights received by the Lender as agent for the Borrower as a result of its possessory interest in the Stock, and (ii) release in favor of Alliance Finance its recorded lien covering the Personal Receivables.

     11.  DISPOSITION OF STOCK BY AGENT.  The Stock is not registered under the
          -----------------------------
various federal or state securities laws and disposition thereof after default may be subject to prior regulatory approval and may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Borrowers acknowledge that upon such disposition, the Lender may approach only a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered pursuant to federal and state securities laws and sold on the open market. The Borrowers, therefore, agree that:

          (a) if the Lender shall, pursuant to the terms of this Agreement, sell or cause any of the Stock to be sold at a private sale, the Lender shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of companies in the banking industry (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of the Lender's action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

          (b) such reliance shall be conclusive evidence that the Lender has handled such disposition in a commercially reasonable manner.

     12.  BORROWER'S OBLIGATIONS ABSOLUTE.  The obligations of the Borrowers
          -------------------------------
under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any other remedies against any of the Borrowers or any other Person, nor against other security or liens available to the Lender or its successors, assigns or agents. Each Borrower hereby waives any right to require that an action be brought against any other Person or require that resort be had to any security or to any balance of any deposit account or credit on the books of the Lender in favor of any other Person prior to any exercise of rights or remedies hereunder, or to require resort to rights or remedies of the Lender in connection with any of the Loans.

     13.  NOTICES.  Except as provided otherwise in this Agreement, all notices
          -------
and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to the Lender or to the Borrowers at their respective addressees set forth below, such communications are deemed to have been delivered on the second business day after being so posted.

   If to the Lender:           The Bankers Bank
                               300 Northcreek, Suite 800
                               3715 Northside Parkway
                               Atlanta, Georgia 30327
                               Attn:  William R. Burkett, Senior Vice President

   If to the Holding Company:  Premier Bancshares, Inc.
                               2180 Atlanta Plaza
                               950 East Paces Ferry Road
                               Atlanta, Georgia  30326
                               Attn: Frank H. Roach, Executive Vice President and Chief Financial Officer

   If to Premier Lending:      Premier Lending Corporation
                               2180 Atlanta Plaza
                               950 East Paces Ferry Road
                               Atlanta, Georgia  30326
                               Attn:  Darrell D. Pittard, Chairman and Chief
                               Executive Officer

   If to Alliance Finance:     Alliance Finance, Inc.
                               63 Barrett Parkway
                               Marietta, Georgia 30066
                               Attn:  Frank H. Roach, Chief Financial Officer

     A copy of all notices to the Holding      Womble Carlyle Sandridge & Rice
     Company, Premier Lending and              1275 Peachtree Street, N.E.
     Alliance Finance shall also be sent to:   Suite 700
                                               Atlanta, Georgia  30309
                                               Attn:  Steven S. Dunlevie, Esq.

     The Lender or any of the Borrowers may, by written notice to the other, designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.

     14.  BINDING AGREEMENT.  The provisions of this Agreement shall be
          -----------------
construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with all documents referred to herein, constitutes the entire Agreement between the Borrowers and the Lender with respect to the matters addressed herein and may not be modified except by a writing executed by the Lender and delivered by the Lender to the Borrowers. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

     15.  PARTICIPATIONS.  The Lender may at any time grant participations in or
          --------------
sell, assign, transfer or otherwise dispose of all or any portion of the indebtedness of any of the Borrowers outstanding pursuant to the Financing Documents. Each Borrower hereby agrees that any holder of a participation in, and any assignee or transferee of, all or any portion of any amount owed by the Borrower under the Financing Documents (i) shall be entitled to the benefits of the provisions of this Agreement as the Lender hereunder and (ii) may exercise any and all rights of the banker's lien, set-off or counterclaim with respect to any and all amounts owed by the Borrower to such assignee, transferee or holder as fully as if such assignee, transferee or holder had made the relevant Loan in the amount of the obligation in which it holds a participation or which is assigned or transferred to it.

     16.  EXPENSES.  All reports and other documents or information furnished to
          --------
the Lender under this Agreement shall be supplied by the Borrowers without cost to the Lender. Further, the Borrowers shall reimburse the Lender on demand for all out-of-pocket costs and expenses (including legal fees) incurred by the Lender in connection with the preparation, interpretation, operation, and enforcement of the Financing Documents or the protection or preservation of any right or claim of the Lender with respect to such agreements. The Borrowers will pay all taxes (if any) in connection with the Financing Documents. The obligations of the Borrowers under this section shall survive the payment of the Liabilities and the termination of this Agreement.

     17.  INDEMNIFICATION.  In addition to any other amounts payable by the
          ---------------
Borrower under this Agreement, the Borrowers shall pay and indemnify jointly and severally the Lender from and against all claims, liabilities, losses, costs, and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Lender may (other than as a result of the gross negligence or willful misconduct of the Lender) incur or be subject to as a consequence, directly or indirectly, of (i) any breach by any Borrower of any warranty, term or condition in, or the occurrence of any default under, any of the Financing Documents, including all fees or expenses resulting from the settlement or defense of any claims or liabilities arising as a result of any such breach or default, (ii) the Lender's making, holding, or administering any of the

Loans or the Collateral, (iii) allegations of participation or interference by the Lender in the management, contractual relations or other affairs of any Borrower or Subsidiary, (iv) allegations that the Lender has joint liability with any Borrower or Subsidiary for any reason, and (v) any suit, investigation, or proceeding as to which the Lender or such participant is involved as a consequence, directly or indirectly, of its execution of any of the Financing Documents, or any other event or transaction contemplated by any of the foregoing. The obligations of the Borrowers under this Section 17 shall survive the termination of this Agreement.

     18.  RIGHT TO SET-OFF.  Upon the occurrence of a Default hereunder, the
          ----------------
Lender, without notice or demand of any kind, may hold and set off against such of the Liabilities (whether matured or unmatured) as the Lender may elect any balance or amount to the credit of any Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever maintained by or on behalf of the Borrower with the Lender at any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint. Any Person purchasing an interest in debt obligations under this Agreement held by the Lender may exercise all rights of offset with respect to such interest as fully as if such Person were a holder of debt obligations hereunder in the amount of such interest.

     19.  FURTHER ASSURANCES.  If at any time the Lender upon advice of its
          ------------------
counsel shall determine that any further document shall be required to effect this Agreement and the transactions and other agreements contemplated thereby, each Borrower shall, and shall cause its Subsidiaries to, if requested by the Lender, execute and deliver such document and otherwise carry out the purposes of this Agreement.

     20.  SEVERABILITY.  If any paragraph or part thereof shall for any reason
          ------------
be held or adjudged to be invalid, illegal, or unenforceable by any court of competent jurisdiction, such paragraph or part thereof shall be deemed separate, distinct, and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     21.  BINDING EFFECT.  All rights of the Lender under the Financing
          --------------
Documents shall inure to the benefit of its transferees, successors and assigns. All obligations of the Borrowers under the Financing Documents shall bind its legal representatives, successors, and assigns.

     22.  DEFINITIONS.
          -----------

          (a) "Assessment Risk Classification" means the assessment risk classification assigned to each of the Bank Subsidiaries for purposes of assessment of premiums by the Federal Deposit Insurance Corporation for deposit insurance pursuant to 12 C.F.R. (S) 327.3(d) or the corresponding assessment risk classification, as determined by the Lender, pursuant to any successor assessment risk classification system.

          (b) "Bank Subsidiaries" means each banking Subsidiary of the Holding Company, now or hereafter in existence, including but not limited to Alliance Bank and Premier Bank and, after the consummation of the Central Merger, Central Bank and Central Greensboro.

          (c) "Capital" means all capital or all components of capital, other than any allowance for loan and lease losses and net of any intangible assets, as defined from time to time by the primary federal regulator of the Holding Company, Premier Bank, Premier FSB, or any other Bank Subsidiary (as the case may be).

          (d) "Collateral" means and includes all property assigned or pledged to the Lender or in which the Lender has been granted security interest or to which the Lender has been granted security title, whether under any of the Financing Documents or any other agreement, instrument, or document, and the proceeds thereof.

          (e) "Financing Documents" means and includes this Agreement, the Notes, the Guarantee Agreement, and all other associated loan and collateral documents including, without limitation, all guaranties, suretyship agreements, stock powers, security agreements, security deeds, subordination agreements, exhibits, schedules, attachments, financing statements, notices, consents, waivers, opinions, letters, reports, records, assignments, documents, instruments, information and other writings related thereto, or furnished by any Borrower to the Lender in connection therewith or in connection with any of the Collateral, and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

          (f) "Liabilities" means all indebtedness, liabilities, and obligations of any Borrower of any nature whatsoever which the Lender may now or hereafter have, own or hold, and which are now or hereafter owing to the Lender regardless of however and whenever created, arising or evidenced, whether now, heretofore or hereafter incurred, whether now, heretofore or hereafter due and payable, whether alone or together with another or others, whether direct or indirect, primary or secondary, absolute or contingent, or joint or several, and whether as principal, maker, endorser, guarantor, surety or otherwise, and also regardless of whether such Liabilities are from time to time reduced and thereafter increased or entirely extinguished and thereafter reincurred, including without limitation the Notes and any amendments, extensions, renewals, modifications or substitutions thereof or therefor.

          (g) "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          (h) "Subsidiary" means each other entity for which the Holding Company or other relevant entity has the power, directly or indirectly, to direct its management or policies or to vote 25% or more of any class of its voting securities, including, without limitation, each of the Bank Subsidiaries.

          (i) "Tier 1 Capital" means Tier 1 capital as defined by the capital maintenance regulations of the primary federal bank regulatory agency of the relevant Bank Subsidiary.

          (k) "Total Risk Based Capital Ratio" means the Total risk based capital ratio as defined by the capital maintenance regulations of the primary federal bank regulatory agency of the Holding Company.

          (l) "Weighted Average Return on Assets" means with respect to the Holding Company, its consolidated net income for the previous calendar year plus the amount of any interest payments by it on the Term Loan during the previous calendar year, divided by its consolidated average assets during the previous calendar year.

          (m) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in effect from time to time.

          IN WITNESS WHEREOF, the undersigned have hereunto set their hands and affixed their seals by and through their duly authorized officers, as of the day and year first above written.

                         HOLDING COMPANY:

                         PREMIER BANCSHARES, INC.


                         By:____________________________________________________
                                 Darrell Pittard
                                 Chairman and Chief Executive Officer


                         Attest:________________________________________________
                                 Barbara J. Burtt
                                 Secretary


                                    [CORPORATE SEAL]


                         PREMIER LENDING:

                         PREMIER LENDING CORPORATION


                         By:____________________________________________________
                                 Frank H. Roach
                                 Treasurer


                         Attest:________________________________________________
                                 Barbara J. Burtt
                                 Secretary


                                 [CORPORATE SEAL]


                         ALLIANCE FINANCE:

                         ALLIANCE FINANCE, INC.


                         By:____________________________________________________
                                 Charles William Milton
                                 President

                         Attest:________________________________________________
                                 Frank H. Roach
                                 Secretary


                                    [CORPORATE SEAL]


                         LENDER:

                         THE BANKERS BANK


                         By:____________________________________________________
                                 William R. Burkett
                                 Senior Vice President


                                    [BANK SEAL]